IMMUCELL CORPORATION

                                 Exhibit Index



27.1Financial Data Schedule (for electronically filed copies only).

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                              IMMUCELL CORPORATION

                                  Exhibit 27.1



   Financial Data Schedule as of and for the period ended September 30, 1999


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